Exhibit 99.1

CVR Partners Reports Third Quarter 2023 Results
and Announces a Cash Distribution of $1.55

SUGAR LAND, Texas (October 30, 2023) – CVR Partners, LP (“CVR Partners” or the “Partnership”) (NYSE: UAN), a manufacturer of ammonia and urea ammonium nitrate (“UAN”) solution fertilizer products, today announced net income of $1 million, or 7 cents per common unit, on net sales of $131 million for the third quarter of 2023, compared to a net loss of $20 million, or $1.87 per common unit, on net sales of $156 million for the third quarter of 2022. EBITDA was $32 million for the third quarter of 2023, compared to EBITDA of $10 million for the third quarter of 2022.

“CVR Partners posted solid operating results for the 2023 third quarter driven by safe, reliable operations with a combined ammonia production rate of 99 percent,” said Mark Pytosh, Chief Executive Officer of CVR Partners’ general partner. “Harvest is nearly complete and demand for fall ammonia application has been strong.

“Nitrogen fertilizer prices reset this summer and we have seen rising prices into the fourth quarter,” Pytosh said. “With attractive farmer economics, we expect nitrogen fertilizer demand to be strong through the end of 2023 and into the spring of 2024.”

Consolidated Operations

CVR Partners’ fertilizer facilities produced a combined 217,000 tons of ammonia during the third quarter of 2023, of which 68,000 net tons were available for sale while the rest was upgraded to other fertilizer products, including 358,000 tons of UAN. In the third quarter of 2022, the fertilizer facilities produced 114,000 tons of ammonia, of which 36,000 net tons were available for sale while the remainder was upgraded to other fertilizer products, including 184,000 tons of UAN. These increases were due to operating reliability after completing the planned turnarounds at both fertilizer facilities during the third quarter of 2022.

For the third quarter of 2023, CVR Partners’ average realized gate prices for UAN showed a reduction over the prior year, down 48 percent to $223 per ton, and ammonia was down 56 percent over the prior year to $365 per ton. Average realized gate prices for UAN and ammonia were $433 and $837 per ton, respectively, for the third quarter of 2022.

Capital Structure

On September 26, 2023, CVR Partners and certain of its subsidiaries entered into Amendment No. 1 to the Credit Agreement (the “ABL Amendment”). The ABL Amendment amended that certain Credit Agreement, dated as of September 30, 2021 (as amended, the “ABL Credit Facility”), to, among other things, (i) increase the aggregate principal amount available under the credit facility by an additional $15.0 million to a total of $50.0 million in the aggregate, with an incremental facility of an additional $15.0 million in the aggregate subject to additional lender commitments and certain other conditions, and (ii) extend the maturity date by an additional four years to September 26, 2028. The proceeds of the ABL Credit Facility may be used to fund working capital, capital expenditures and for other general corporate purposes.

Distributions

CVR Partners also announced that on October 30, 2023, the Board of Directors of the Partnership’s general partner (the “Board”) declared a third quarter 2023 cash distribution of $1.55 per common unit, which will be paid on November 20, 2023, to common unitholders of record as of November 13, 2023.

CVR Partners is a variable distribution master limited partnership. As a result, its distributions, if any, will vary from quarter to quarter due to several factors, including, but not limited to, its operating performance, fluctuations in the prices received for its finished products, maintenance capital expenditures, use of cash and cash reserves deemed necessary or appropriate by the Board.

Third Quarter 2023 Earnings Conference Call

CVR Partners previously announced that it will host its third quarter 2023 Earnings Conference Call on Tuesday, October 31, at 11 a.m. Eastern. The Earnings Conference Call may also include discussion of the Partnership’s developments, forward-looking information and other material information about business and financial matters.

The third quarter 2023 Earnings Conference Call will be webcast live and can be accessed on the Investor Relations section of CVR Partners’ website at www.CVRPartners.com. For investors or analysts who want to participate during the call, the dial-in number is (877) 407-8029. The webcast will be archived and available for 14 days at https://edge.media-server.com/mmc/p/p2fd2ubz. A repeat of the call also can be accessed for 14 days by dialing (877) 660-6853, conference ID 13741670.

Qualified Notice
This release serves as a qualified notice to nominees and brokers as provided for under Treasury Regulation Section 1.1446-4(b). Please note that 100 percent of CVR Partners’ distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business. Accordingly, CVR Partners’ distributions to foreign investors are subject to federal income tax withholding at the highest effective tax rate.

Forward-Looking Statements
This news release contains forward-looking statements. Statements concerning current estimates, expectations and projections about future results, performance, prospects, opportunities, plans, actions and events and other statements, concerns, or matters that are not historical facts are “forward-looking statements,” as that term is defined under the federal securities laws. These forward-looking statements include, but are not limited to, statements regarding future: Partnership results, including the drivers thereof; production and shipment rates; nitrogen fertilizer pricing; planting season impacts; demand for nitrogen fertilizers, including the strength thereof; net income; net sales; EBITDA and Adjusted EBITDA; realized gate prices for ammonia and UAN; ammonia production levels, including volumes upgraded to other fertilizer products such as UAN, and the drivers thereof; credit facility availability; distributions, including the timing, payment and amount (if any) thereof; the Partnership’s cash distribution policy; continued safe and reliable operations; operating performance, operating costs and capital expenditures; timing of turnaround and reliability projects and the impact thereof on operating rates and results; utilization and reliability of our plants, including the impacts thereon; labor supply shortages, labor difficulties, labor disputes or strikes; global fertilizer industry conditions, including the drivers thereof; farm economics; cash flow, use of cash and reserves; natural gas and global energy costs; and other matters. You can generally identify forward-looking statements by our use of forward-looking terminology such as “outlook,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “explore,” “evaluate,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. Investors are cautioned that various factors may affect these forward-looking statements, including (among others) the rate of any economic improvement, impacts of the planting season on our business, the volatile, cyclical, and seasonal nature of our business, the health and economic effects of COVID-19 and any variants thereof, general economic and business conditions, political disturbances, geopolitical conflicts, instability, and tensions, and associated changes in global trade policies and economic sanctions, including, but not limited to, in connection with the Russia/Ukraine and Israel/Hamas conflicts, weather conditions, including the impact thereof on our business, risks related to the conclusion of consideration of a spin-off of some or all of the interests CVR Energy owns in the Partnership or potential future reconsideration thereof, and other risks. For additional discussion of risk factors which may affect our results, please see the risk factors and other disclosures included in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and our other Securities and Exchange Commission (“SEC”) filings. These and other risks may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this news release are made only as of the date hereof. CVR Partners disclaims any intention or obligation to update publicly or revise its forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by law.

About CVR Partners, LP
Headquartered in Sugar Land, Texas, CVR Partners, LP is a Delaware limited partnership focused on the production, marketing and distribution of nitrogen fertilizer products. It primarily produces urea ammonium nitrate (UAN) and ammonia, which are predominantly used by farmers to improve the yield and quality of their crops. CVR Partners’ Coffeyville, Kansas, nitrogen fertilizer manufacturing facility includes a 1,300 ton-per-day ammonia unit, a 3,100 ton-per-day UAN unit and a dual-train gasifier complex having a capacity of 89 million standard cubic feet per day of hydrogen. CVR Partners’ East Dubuque, Illinois, nitrogen fertilizer manufacturing facility includes a 1,075 ton-per-day ammonia unit and a 950 ton-per-day UAN unit.

Investors and others should note that CVR Partners may announce material information using SEC filings, press releases, public conference calls, webcasts, and the Investor Relations page of its website. CVR Partners may use these channels to distribute material information about the Partnership and to communicate important information about the Partnership, corporate initiatives and other matters. Information that CVR Partners posts on its website could be deemed material; therefore, CVR Partners encourages investors, the media, its customers, business partners and others interested in the Partnership to review the information posted on its website.

For further information, please contact:

Investor Relations
Richard Roberts
CVR Partners, LP
(281) 207-3205
InvestorRelations@CVRPartners.com

Media Relations
Brandee Stephens
CVR Partners, LP
(281) 207-3516
MediaRelations@CVRPartners.com

Non-GAAP Measures

Our management uses certain non-GAAP performance measures, and reconciliations to those measures, to evaluate current and past performance and prospects for the future to supplement our financial information presented in accordance with accounting principles generally accepted in the United States (“GAAP”). These non-GAAP financial measures are important factors in assessing our operating results and profitability and include the performance and liquidity measures defined below.

The following are non-GAAP measures we present for the period ended September 30, 2023:

EBITDA - Net income (loss) before (i) interest expense, net, (ii) income tax expense (benefit) and (iii) depreciation and amortization expense.

Adjusted EBITDA - EBITDA adjusted for certain significant non-cash items and items that management believes are not attributable to or indicative of our on-going operations or that may obscure our underlying results and trends.

Reconciliation of Net Cash Provided By Operating Activities to EBITDA - Net cash provided by operating activities reduced by (i) interest expense, net, (ii) income tax expense (benefit), (iii) change in working capital, and (iv) other non-cash adjustments.

Available Cash for Distribution - EBITDA for the quarter excluding non-cash income or expense items (if any), for which adjustment is deemed necessary or appropriate by the Board in its sole discretion, less (i) reserves for maintenance capital expenditures, debt service and other contractual obligations, and (ii) reserves for future operating or capital needs (if any), in each case, that the Board deems necessary or appropriate in its sole discretion. Available Cash for Distribution may be increased by the release of previously established cash reserves, if any, and other excess cash, at the discretion of the Board.

We present these measures because we believe they may help investors, analysts, lenders, and ratings agencies analyze our results of operations and liquidity in conjunction with our GAAP results, including, but not limited to, our operating performance as compared to other publicly traded companies in the fertilizer industry, without regard to historical cost basis or financing methods, and our ability to incur and service debt and fund capital expenditures. Non-GAAP measures have important limitations as analytical tools because they exclude some, but not all, items that affect net earnings and operating income. These measures should not be considered substitutes for their most directly comparable GAAP financial measures. Refer to the “Non-GAAP Reconciliations” included herein for reconciliation of these amounts. Due to rounding, numbers presented within this section may not add or equal to numbers or totals presented elsewhere within this document.

Factors Affecting Comparability of Our Financial Results

Our results of operations for the periods presented may not be comparable with prior periods or to our results of operations in the future due to expenses incurred as part of planned turnarounds. We incurred turnaround expenses of $1.0 million and $31.2 million during the three months ended September 30, 2023 and 2022, respectively, and $1.7 million and $32.8 million during the nine months ended September 30, 2023 and 2022, respectively. The next planned turnarounds are currently scheduled to take place in 2025 at the Coffeyville Facility and in 2026 at the East Dubuque Facility.

CVR Partners, LP
(all information in this release is unaudited)

Consolidated Statement of Operations Data

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except per unit data)	2023	2022	2023	2022
Net sales (1)	$130,592	$156,478	$539,858	$623,352
Operating costs and expenses:
Cost of materials and other	31,004	29,081	100,993	100,311
Direct operating expenses (exclusive of depreciation and amortization)	58,459	109,103	171,761	218,187
Depreciation and amortization	24,119	22,127	59,084	62,813
Cost of sales	113,582	160,311	331,838	381,311
Selling, general and administrative expenses	7,805	8,104	22,479	23,857
Loss on asset disposal	1,067	—	1,324	267
Operating income (loss)	8,138	(11,937)	184,217	217,917
Other (expense) income:
Interest expense, net	(7,501)	(7,897)	(21,594)	(26,241)
Other income (expense), net	125	54	(88)	163
Income (loss) before income tax expense	762	(19,780)	162,535	191,839
Income tax expense	31	29	77	404
Net income (loss)	$731	$(19,809)	$162,458	$191,435

Basic and diluted earnings (loss) per common unit	$0.07	$(1.87)	$15.37	$18.06
Distributions declared per common unit	4.14	10.05	25.07	17.55

EBITDA*	$32,382	$10,244	$243,213	$280,893
Available Cash for Distribution*	16,370	18,706	170,441	148,747

Weighted-average common units outstanding:
Basic and Diluted	10,570	10,570	10,570	10,601

*See “Non-GAAP Reconciliations” section below for a reconciliation of these amounts.
(1)    Below are the components of net sales:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2023	2022	2023	2022
Components of net sales:
Fertilizer sales	$116,504	$147,270	$493,521	$588,996
Freight in revenue	9,909	7,441	31,755	26,512
Other	4,179	1,767	14,582	7,844
Total net sales	$130,592	$156,478	$539,858	$623,352

Selected Balance Sheet Data

(in thousands)	September 30, 2023	December 31, 2022
Cash and cash equivalents	$89,175	$86,339
Working capital	90,169	139,647
Total assets	1,019,076	1,100,402
Total debt, including current portion	547,178	546,800
Total liabilities	709,788	688,591
Total partners’ capital	309,288	411,811

Selected Cash Flow Data

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2023	2022	2023	2022
Net cash flow provided by (used in):
Operating activities	$70,102	$88,624	$261,389	$304,235
Investing activities	(5,366)	(19,671)	6,928	(33,401)
Financing activities	(44,260)	(106,224)	(265,481)	(264,309)
Net increase (decrease) in cash and cash equivalents	$20,476	$(37,271)	$2,836	$6,525

Capital Expenditures

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2023	2022	2023	2022
Maintenance	$8,091	$25,543	$17,282	$38,652
Growth	192	49	815	602
Total capital expenditures	$8,283	$25,592	$18,097	$39,254

Key Operating Data

Ammonia Utilization (1)
	Three Months Ended September 30,		Nine Months Ended September 30,
(percent of capacity utilization)	2023	2022	2023	2022
Consolidated	99%	52%	101%	76%

(1)Reflects our ammonia utilization rates on a consolidated basis and at each of our facilities. Utilization is an important measure used by management to assess operational output at each of the Partnership’s facilities. Utilization is calculated as actual tons produced divided by capacity. We present our utilization for the three and nine months ended September 30, 2023 and 2022 and take into account the impact of our current turnaround cycles on any specific period. Additionally, we present utilization solely on ammonia production rather than each nitrogen product as it provides a comparative baseline against industry peers and eliminates the disparity of plant configurations for upgrade of ammonia into other nitrogen products. With our efforts being primarily focused on ammonia upgrade capabilities, this measure provides a meaningful view of how well we operate.

Sales and Production Data

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Consolidated sales (thousand tons):
Ammonia	62	27	183	118
UAN	387	275	1,075	884

Consolidated product pricing at gate (dollars per ton): (1)
Ammonia	$365	$837	$633	$1,062
UAN	223	433	330	496

Consolidated production volume (thousand tons):
Ammonia (gross produced) (2)	217	114	660	494
Ammonia (net available for sale) (2)	68	36	200	137
UAN	358	184	1,063	832

Feedstock:
Petroleum coke used in production (thousand of tons)	131	74	386	298
Petroleum coke used in production (dollars per ton)	$84.09	$51.54	$78.49	$52.68
Natural gas used in production (thousands of MMBtu) (3)	2,133	1,120	6,429	4,817
Natural gas used in production (dollars per MMBtu) (3)	$2.67	$7.19	$3.57	$6.65
Natural gas in cost of materials and other (thousands of MMBtu) (3)	2,636	1,330	6,354	4,566
Natural gas in cost of materials and other (dollars per MMBtu) (3)	$2.51	$7.84	$4.21	$6.40

(1)Product pricing at gate represents sales less freight revenue divided by product sales volume in tons and is shown in order to provide a pricing measure that is comparable across the fertilizer industry.
(2)Gross tons produced for ammonia represent total ammonia produced, including ammonia produced that was upgraded into other fertilizer products. Net tons available for sale represent ammonia available for sale that was not upgraded into other fertilizer products.
(3)The feedstock natural gas shown above does not include natural gas used for fuel. The cost of fuel natural gas is included in direct operating expense.

Key Market Indicators

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Ammonia — Southern plains (dollars per ton)	$429	$934	$533	$1,149
Ammonia — Corn belt (dollars per ton)	501	1,048	621	1,275
UAN — Corn belt (dollars per ton)	272	496	314	581

Natural gas NYMEX (dollars per MMBtu)	$2.66	$7.95	$2.58	$6.70

Q4 2023 Outlook

The table below summarizes our outlook for certain operational statistics and financial information for the fourth quarter of 2023. See “Forward-Looking Statements” above.

	Q4 2023
	Low	High
Ammonia utilization rates
Consolidated	90%	95%
Coffeyville Facility	95%	100%
East Dubuque Facility	85%	90%

Direct operating expenses (in millions) (1)	$55	$60
Capital expenditures (in millions) (2)	$10	$15

(1)Direct operating expenses are shown exclusive of depreciation and amortization, turnaround expenses, and impacts of inventory adjustments.
(2)Capital expenditures are disclosed on an accrual basis.

Non-GAAP Reconciliations:

Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA

	Three Months Ended September 30,			Nine Months Ended September 30,
(in thousands)	2023		2022	2023	2022
Net income (loss)	$731	0	$(19,809)	$162,458	$191,435
Interest expense, net	7,501		7,897	21,594	26,241
Income tax expense	31		29	77	404
Depreciation and amortization	24,119		22,127	59,084	62,813
EBITDA and Adjusted EBITDA	$32,382		$10,244	$243,213	$280,893

Reconciliation of Net Cash Provided By Operating Activities to EBITDA and Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2023	2022	2023	2022
Net cash provided by operating activities	$70,102	$88,624	$261,389	$304,235
Non-cash items:
Loss on extinguishment of debt	—	—	—	(628)
Share-based compensation	(3,830)	(7,273)	(7,966)	(18,626)
Other	(1,256)	(167)	(2,008)	(1,125)
Adjustments:
Interest expense, net	7,501	7,897	21,594	26,241
Income tax expense	31	29	77	404
Change in assets and liabilities	(40,166)	(78,866)	(29,873)	(29,608)
EBITDA and Adjusted EBITDA	$32,382	$10,244	$243,213	$280,893

Reconciliation of EBITDA to Available Cash for Distribution

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2023	2022	2023	2022
EBITDA	$32,382	$10,244	$243,213	$280,893
Current (reserves) adjustments for amounts related to:
Net cash interest expense (excluding capitalized interest)	(8,468)	(8,467)	(25,399)	(26,267)
Debt service and financing fees	(500)	—	(500)	(65,815)
Maintenance capital expenditures	(8,091)	(25,543)	(17,282)	(38,652)
Utility pass-through	—	(675)	(1,350)	(2,025)
Common units repurchased	—	—	—	(12,397)
45Q Transaction cash proceeds adjustment (1)	(794)	—	16,557	—
Other (reserves) releases:
Future turnaround	(2,359)	—	(8,198)	(16,750)
Cash reserves for future operating needs	7,500	15,000	(12,500)	—
Reserve for maintenance capital expenditures	(3,300)	28,147	(24,100)	29,760
Available Cash for Distribution (2) (3)	$16,370	$18,706	$170,441	$148,747

Common units outstanding	10,570	10,570	10,570	10,570

(1)Amount includes adjustments to reconcile non-cash earnings and distributions received by the Partnership.
(2)Amount represents the cumulative Available Cash for Distribution based on quarter-to-date and year-to-date results. However, Available Cash for Distribution is calculated quarterly, with distributions (if any) being paid in the period following declaration.
(3)The Partnership declared and paid a $10.50, $10.43, and $4.14 cash distribution related to the fourth quarter of 2022 and first and second quarters of 2023, respectively, and declared a cash distribution of $1.55 per common unit related to the third quarter of 2023 to be paid in November 2023.